SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
March 11, 2008
Date of report (Date of earliest event reported)
                           SurModics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-23837	41-1356149

(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

9924 West 74th Street
Eden Prarie, Minnesota		55344

(Address of principal executive offices)		(Zip Code)
                                       (952) 829-2700
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 11, 2008, Brookwood Pharmaceuticals, Inc. (“Brookwood”), a wholly-owned subsidiary of SurModics, Inc. (the “Company”), entered into a Real Estate Purchase and Sale Agreement (the “Agreement”) with Belk, Inc. (the “Seller”), pursuant to which, subject to the terms and conditions of the Agreement, Brookwood will purchase from the Seller a parcel of real property (the “Property”) consisting of an office building/warehouse facility located at 750 Lakeshore Parkway in Birmingham, Alabama. The Agreement is a “Material Contract” as defined under Item 601(b)(10)(ii)(C) of Regulation S-K under the Securities Exchange Act of 1934 because the Agreement is a contract calling for the acquisition of property for consideration exceeding 15% of the book value of the property, plant and equipment of the Company on a consolidated basis. However, the consummation of the transactions contemplated by the Agreement will not be deemed to involve a “significant amount of assets” under Instruction 4 to Item 2.01 of Form 8-K because the amount to be paid for the land will not exceed 10% of the total assets of the Company on a consolidated basis.
     The Agreement provides that, subject to the satisfaction of certain closing conditions, the transactions contemplated by the Agreement will close within 30 days following the expiration of a 60-day inspection period that commenced upon the execution of the Agreement (subject to extension in the event of a delay by the Seller in delivering to Brookwood certain due diligence materials regarding the Property) (the “Inspection Period”), or on such earlier date as the parties may mutually agree. Brookwood is not obligated to close the transactions contemplated by the Agreement unless and until certain conditions to closing are satisfied, including, but not limited to, the Seller’s satisfaction of title requirements, the Seller’s delivery to Brookwood of a survey of the Property that is approved by Brookwood, and the satisfactory completion by Brookwood of various inspections of the Property during the Inspection Period in order to determine the feasibility of the Property for its proposed use. In the event that Brookwood is not satisfied with the results of the inspections for any reason whatsoever, Brookwood may terminate the Agreement by giving written notice to the Seller at or prior to the expiration of the Inspection Period. The Agreement also contains certain customary representations, warranties and covenents that Brookwood and the Seller made to each other.
     The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Agreement. A copy of the Agreement, with the exception of certain information contained therein that may be excluded pursuant to any request for confidential treatment that may be made to the Securities and Exchange Commission, will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.
Date: March 12, 2008	By:	/s/ Bruce J Barclay
Bruce J Barclay
Chief Executive Officer